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[RYDER SCOTT COMPANY LETTERHEAD]

Exhibit 23.08

ENGINEER'S CONSENT

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Shenandoah Energy, Inc. as the years ended December 31, 2000, and 2001, incorporated herein by reference.

Very truly yours,
/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado
June 28, 2002

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  Exhibit 23.08
ENGINEER'S CONSENT